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                                                                   Exhibit 10.17

                                                      As amended on July 5, 2006

                           LAIDLAW INTERNATIONAL, INC.
                    NON-EMPLOYEE DIRECTOR COMPENSATION POLICY

                                    ARTICLE I
                                  INTRODUCTION

     1.1. PURPOSE. The purpose of this Laidlaw International, Inc. Non-Employee Director Compensation Policy (the "Policy") is to set forth the policy of Laidlaw International, Inc. with respect to the compensation of its non-employee directors, subject, in the case of Equity Awards, to the terms of the Amended and Restated Laidlaw International, Inc. 2003 Equity and Performance Incentive Plan (the "Plan").

     1.2. EFFECTIVE DATE OF POLICY. The Policy shall be effective as of November 19, 2003 (the "Effective Date").

     1.3. DEFINITIONS. The following terms, when used in this Policy, shall have the meanings set forth below. Capitalized terms used herein but not otherwise defined shall have the meaning set forth in the Plan.

     ANNUAL GRANT DATE shall have the meaning set forth in Section 4.1 of this Policy.

     BENEFICIARY means the individual(s) or entity or combination thereof designated by the Non-Employee Director to receive the balance of the Non-Employee Director's Deferral Account in the event of the Non-Employee Director's death. To be effective, any Beneficiary designation shall be filed in writing with the Committee or the Committee's designee. A Non-Employee Director may revoke an existing Beneficiary designation by filing another written Beneficiary designation with the Committee. The latest Beneficiary designation received by the Committee shall be controlling. If no Beneficiary is named by a Non-Employee Director or if he or she survives all of the named Beneficiaries, the Deferral Account shall be paid in the following order of precedence: (i) to the Non-Employee Director's spouse, if living at the time of the Non-Employee Director's death; (ii) per stirpes to the Non-Employee Director's descendants (including adopted children) living at the time of the Non-Employee Director's death; or (iii) to the Non-Employee Director's estate.


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     COMMITTEE means the Human Resources and Compensation Committee of the
Board.

     DEFERRAL means the amount of Retainer or Meeting Fees deferred under
Section 5.1 or the number of Restricted Shares deferred into Deferral Shares pursuant to Section 5.2 made in any particular Deferral Election.

     DEFERRAL ACCOUNT means a bookkeeping account in the name of a Non-Employee Director who makes a Deferral Election under Article V of this Policy.

     DEFERRAL ELECTION means an election to defer pursuant to Article V, at such time and in such manner as the Committee may prescribe.

     DEFERRAL SHARES means the number of Common Shares credited to a Deferral Account as a result of the election to surrender Restricted Shares as provided in Section 5.2.

     DISTRIBUTION DATE means the date on which a Non-Employee Director will receive a distribution of his Deferral Account.

     DISABLED means a Non-Employee Director's inability to perform his or her duties as a Board member, determined in the sole discretion of the Board.

     DIVIDEND EQUIVALENT means an amount equal to the dividend paid on one Common Share, as declared by the Corporation from time to time.

     EFFECTIVE DATE shall have the meaning set forth in Section 1.2 of this Policy.

     ELECTION DATE means the date a Non-Employee Director elects to defer payment of Restricted Shares pursuant to Section 5.2.

     EQUITY AWARD means an award granted to a Non-Employee Director under
Article IV of the Policy in the form of Stock Options or Restricted Shares, which shall at all times be subject to the terms of the Plan.

     MEETING FEES shall mean fees payable to a Non-Employee Director in connection with Board or committee meetings.


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     POLICY means this Laidlaw International, Inc. Non-Employee Director
Compensation Policy.

     REDEFERRAL ELECTION means an election made pursuant to Section 5.4 to extend a Distribution Date.

     RETAINER means the annual cash retainer fee payable by the Corporation to a Non-Employee Director for services as a director of the Corporation.

     STOCK OPTION means an option granted pursuant to the Plan.

                                   ARTICLE II
                                   ELIGIBILITY

     This Policy shall apply to each Non-Employee Director. A Non-Employee Director's eligibility to participate in and receive awards pursuant to this Policy is subject to the terms of the Policy and does not guarantee that individual the right to continue participating in the Policy throughout the term of the Policy.

                                   ARTICLE III
                                CASH COMPENSATION

3.1. RETAINER. A Retainer shall be payable in advance on the first business day of each calendar quarter to each Non-Employee Director who serves on the Board on such date. Payments shall be made in cash, unless deferred pursuant to Article V. The Retainer payable to each Non-Employee Director for services rendered as a member of the Board shall be at an annual rate of $47,500 (or in the case of the Chair, $150,000) plus the sum of the following, as applicable:

          (a) For services rendered as the Chair of the Board's Audit Committee, $20,000;

          (b) For services rendered as the Chair of the Board's Compensation Committee, $8,000;


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          (c)  For services rendered as the Chair of other Board committees,
               $5,000 per committee.

3.2. MEETING FEES. Meeting Fees shall be payable quarterly to each Non-Employee Director. Payments shall be in arrears on the first business day of each calendar quarter to Non-Employee Directors who participated in Board or committee meetings in the preceding calendar quarter. Payments shall be made in cash, unless deferred pursuant to Article V. Meeting Fees payable to each Non-Employee Director shall equal $1,500 per Board meeting (whether in person or telephonic) and $1,000 per committee meeting (whether in person or telephonic), except for Audit Committee meetings which shall be $1,500 per meeting (whether in person or telephonic). Meeting Fees shall be payable only for meetings held in accordance with the Corporation's By-Laws and, in the case of Committee meetings, to Committee members only. Whether any such meeting is telephonic or in person shall be determined by reference to the notice pursuant to which such meeting is called.

                                   ARTICLE IV
                               EQUITY COMPENSATION

4.1. EQUITY AWARDS. Equity Awards will be granted under the Plan annually beginning with the fiscal year of the Corporation ended August 31, 2003. Such Equity Awards shall be effective as of the date approved by the Board ("Annual Grant Date"), which approval shall occur within 90 days after the end of the fiscal year of the Corporation for which the grant is made. Each annual Equity Award shall be in the amounts set forth in paragraphs (a) and
     (b) below, as such paragraphs may be amended from time to time in accordance with Article IX.

(a) Stock Options. For services rendered as a member of the Board, a grant of 6,750 Stock Options; provided, however, that for services rendered as the Chair of the Board, a grant of 10,125 Stock Options;


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(b)  Restricted Shares. For services rendered as a member of the Board, a grant of 3,375 Restricted Shares; provided, however, that for services rendered as the Chair of the Board, a grant of 5,063 Restricted Shares.

     A Non-Employee Director who begins to serve as a Non-Employee Director between Annual Grant Dates shall be granted Equity Awards under the Plan equal to 13,500 Stock Options and 6,750 Restricted Shares, multiplied by a fraction, the numerator of which is the number of whole or partial months between the date on which the Non-Employee Director became a director through the end of the Corporation's fiscal year in which the Non-Employee Director became a director, and the denominator of which is 12. Only whole Stock Options or Restricted Shares shall be granted; any fraction of a Stock Option or Restricted Share shall be rounded to the nearest whole number.

4.2. TERMS OF EQUITY AWARDS. The terms and conditions of each Equity Award shall be set forth in an Evidence of Award and consistent with the terms of the Plan.

                                    ARTICLE V
                                DEFERRAL PROGRAM

5.1. DEFERRAL OF CASH COMPENSATION. A Non-Employee Director may make an irrevocable Deferral Election to defer receipt of all or any whole percentage of any Retainer or Meeting Fees payable under Article III to a Deferral Account on such forms as the Committee may prescribe. Such Deferral Election must be made before the beginning of the calendar year in which such Retainer is earned or meetings giving rise to Meeting Fees occur. Notwithstanding the foregoing: (i) in the calendar year including the Effective Date, a Deferral Election may be made within 30 days of the Effective Date to defer cash compensation attributable to director services performed or meetings occurring after such Deferral Election, as determined by the Committee; and (ii) in the first year a Non-Employee Director becomes eligible to participate in the Policy, he or she may make a Deferral Election within 30 days of becoming eligible to participate in the Policy to defer cash compensation attributable to director services or meetings occurring after such Deferral Election, as determined by the Committee.


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5.2. DEFERRAL OF RESTRICTED SHARE DISTRIBUTION. A Non-Employee Director may make an irrevocable Deferral Election no later than 12 months before the date Restricted Shares vest under Article IV to defer receipt of all or any whole percentage of such Restricted Shares at such time and on such forms as the Committee may prescribe. If a Non-Employee Director elects to defer payment with respect to the Restricted Shares, he or she will be deemed, as of the date of such election (the "Election Date"), to have surrendered the Restricted Shares and to have his or her Deferral Account (as described in Section 5.5) credited with an equal number of Common Shares (hereinafter, the "Deferral Shares"). As of the Election Date, the Non-Employee Director shall no longer have voting and dividend rights with respect to the Restricted Shares surrendered.

5.3. ELECTION OF DISTRIBUTION DATE. As part of any Deferral Election, the Non-Employee Director shall specify a Distribution Date. The Distribution Date selected by the Non-Employee Director shall not be earlier than the January 1 immediately following the first anniversary of the date on which the Deferral Election is made. The Distribution Dates specified in a Non-Employee Director's Deferral Elections may, but need not necessarily, be the same for all Deferrals made under this Policy. A Distribution Date selected by a Non-Employee Director is irrevocable, except as provided in
     Section 5.4.

5.4. REDEFERRAL ELECTION. A Non-Employee Director may make an irrevocable Redeferral Election to extend a Distribution Date at such time and on such forms as the Committee may prescribe; provided, however, that (i) such Redeferral Election must be made before July 1 of the calendar year preceding the calendar year in which the Distribution Date is to occur; and
     (ii) the new Distribution Date must be no earlier than the January 1 immediately following the first anniversary of the date the Redeferral Election is made.

5.5. DEFERRAL ACCOUNTS. All amounts deferred pursuant to this Article V shall be allocated to a Deferral Account that includes separate subaccounts for each Deferral. Deferrals of cash compensation pursuant to Section 5.1 shall be credited to the Deferral Account as of the date coinciding with or next following the date on which the Non-Employee Director would have received the Deferral absent a Deferral Election. Deferral Shares shall be credited to the Deferral Account as of the Election Date, and shall be subject to a risk of forfeiture as set forth in Section 5.7 below. The Corporation, in the discretion


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     of the Committee, may maintain one or more grantor trusts to hold assets to be used for payment of Deferral Accounts; provided, however, that the assets of any such trust shall remain the assets of the Corporation subject to the claims of its general creditors. Any such trust shall be designed to comply with the material requirements of Revenue Procedure 92-64, or such other interpretive guidance issued under the Internal Revenue Code of 1986, as amended.

5.6. INVESTMENT OF DEFERRAL ACCOUNTS. Deferral Accounts holding deferred cash compensation pursuant to Section 5.1 shall be deemed to be invested in hypothetical Common Shares equal to a number of Common Shares determined by dividing the amount of cash compensation deferred under Section 5.1 by the Market Value per Share on the date such cash compensation otherwise would have been paid, with fractional Common Shares computed to two decimal places. Dividend Equivalents on each Deferral Share and each hypothetical Share shall be credited to the Non-Employee Director's Deferral Account and appropriate subaccount as of the crediting date coincident with or next following the dividend payment date, and in additional Common Share equivalents as though such dividend credits were a Deferral.

5.7. VESTING OF DEFERRAL ACCOUNTS. A Non-Employee Director shall be fully vested at all times in the balance of his or her Deferral Account that relates to cash compensation that is deferred pursuant to Section 5.1. Deferral Shares shall be subject to a risk of forfeiture to the same extent, under the same circumstances, and for the remainder of time that the underlying Restricted Shares would have been subject to a risk of forfeiture.

5.8. DISTRIBUTION OF DEFERRAL ACCOUNT. A Non-Employee Director's Deferral Account will be distributed to the Non-Employee Director or applicable Beneficiary within 30 days after the Distribution Date or, if earlier, the date on which the Non-Employee Director dies or becomes Disabled or there occurs a Change in Control. To the extent vested as provided in Section 5.7, distributions of Deferral Accounts holding Deferral Shares shall be made in a lump sum payment of Common Shares equal to the number of Deferral Shares accumulated in the Deferral Account on the Distribution Date and distributions of Deferral Accounts holding deferred cash compensation pursuant to Section 5.1 shall be


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     made in a lump sum payment in cash. Dividend Equivalents held in the
     Deferral Accounts shall in all cases be paid on the Distribution Date in a lump sum in cash.

                                   ARTICLE VI
                              ADJUSTMENT PROVISIONS

     The adjustment provisions of the Plan shall apply to amounts held in the Deferral Accounts. In the circumstances described in such adjustment provisions.

                                   ARTICLE VII
                           STOCK OWNERSHIP GUIDELINES

     Because the Corporation wishes to align the interests of Non-Employee Directors and other shareholders of the Corporation, Non-Employee Directors will be expected to maintain a substantial proprietary interest in the Corporation. A proprietary interest (which shall include Common Shares in the name of such Non-Employee Director or his or her Beneficiary held outside the Plan or received pursuant to the Plan and those Common Share equivalents and Deferral Shares held in his or her Deferral Account) will be considered substantial if, on the fifth anniversary of the Effective Date, such proprietary interest has a Market Value per Share equal to the annual rate of the Non-Employee Director Retainer of $47,500 multiplied by five (5). The Corporation will consider a Non-Employee Director's compliance with these stock ownership guidelines in its annual evaluation of Board member performance.

                                  ARTICLE VIII
                                 ADMINISTRATION

8.1. ADMINISTRATION. This Policy shall be administered by the Committee.

8.2. COMMITTEE'S RIGHTS, DUTIES AND POWERS. The Committee shall have all the powers, authorities and resources available to it under its charter and the By-Laws of the Corporation.

8.3. EFFECT OF COMMITTEE DETERMINATIONS. The interpretation and construction of this Policy by the Committee, and any action taken hereunder, shall be binding and conclusive upon all parties; provided, however, that nothing herein shall prevent any Non-Employee Director or Beneficiary from enforcing his or her rights as a general


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     unsecured creditor hereunder.

8.4. INTERESTED COMMITTEE MEMBER. If a member of the Committee receives benefits pursuant to this Policy, the Committee member may not decide or determine any matter or question concerning distributions of any kind to be made to him or her or the nature or mode of settlement of his or her distribution, unless such decision or determination could be made by the Committee member under this Policy if the Committee member were not serving as a member of the Committee.

8.5. EXPENSES. All costs, charges and expenses reasonably incurred in the administration of this Policy will be paid by the Corporation.

8.6. REPORTS. Each Non-Employee Director shall receive at least annually a statement reflecting the amount of his or her Deferral Account.

                                   ARTICLE IX
                            AMENDMENT AND TERMINATION

     The Board may amend this Policy from time to time or terminate this Policy at any time. If the Plan is terminated, no further Equity Awards may be awarded to Non-Employee Directors under this Policy. Notwithstanding the foregoing, no action authorized by this Article shall adversely change the terms and conditions of an outstanding Equity Award or a Non-Employee Director's Deferral Account without the Non-Employee Director's consent.

                                    ARTICLE X
                                  MISCELLANEOUS

10.1. NON-ASSIGNABILITY OF BENEFITS. No Non-Employee Director nor any Beneficiary under this Policy shall have any power or right to transfer, assign, anticipate, hypothecate or otherwise encumber any part or all of the amounts payable hereunder, except by will or the laws of descent and distribution. Such amounts shall not be subject to seizure by any creditor of a Non-Employee Director or any Beneficiary hereunder, by a proceeding at law or in equity, nor transferable by operation of law in the event of the bankruptcy or insolvency of any Non-Employee Director or Beneficiary hereunder. Any such attempted assignment or transfer shall be void.


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10.2. SHAREHOLDER RIGHTS. Amounts held in a Deferral Account shall not confer upon the holder thereof any rights as a shareholder of the Corporation.

10.3. UNSECURED GENERAL CREDITORS. Non-Employee Directors and their Beneficiaries shall have no legal or equitable rights, interest or claims in any property or assets of the Corporation. The obligation under this Policy to a Non-Employee Director or Beneficiary shall be merely an unfunded and unsecured promise by the Corporation to pay money to the Non-Employee Director or Beneficiary in the future. This Policy is intended to be unfunded for tax purposes or for purposes of any applicable provision of the Employee Retirement Income Security Act of 1974, as amended.

10.4. EFFECT ON OTHER BENEFITS. Except as otherwise required by applicable law, this Policy and the benefits described herein are in addition to all other benefits which may be provided by the Corporation to the Non-Employee Director from time to time, and shall not reduce, replace or otherwise cause any reduction, in any manner, with regard to any of such other benefits.

10.5. NOTICES. Any notice, consent or demand required or permitted to be given under the provisions of this Policy by the Corporation or any Non-Employee Director or Beneficiary shall be in writing, and shall be signed by the person or entity giving or making the same. If such notice, consent or demand is mailed, it shall be sent by United States certified mail, postage prepaid, addressed to the principal office of the Corporation, or if to a Non-Employee Director or Beneficiary to such individual or entity's last known address as shown on the records of the Corporation. The date of such mailing shall be deemed the date of notice, consent or demand.

10.6. GOVERNING LAW. This Policy shall be governed by and construed in accordance with the internal laws of the State of Delaware.

10.7. COMPLIANCE WITH SECURITIES LAW. It is the Corporation's intent that this Policy comply with the provisions of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder. To the extent that any provision of this Policy is found not to comply with
     Section 16 or such rules, such provision shall be null and void.


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